Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report of R&R Acquisition VI, Inc. (the "Company") on Form 10-QSB for the period ended December 31, 2007 as filed with the Securities and Exchange Commission (the "Report"), I, Arnold P. Kling, President of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 12, 2008

/s/ Arnold P. Kling ----------------------------------- Arnold P. Kling President (Principal Executive Officer)

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.